Exhibit 4.37

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as " ***** ". A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

ACAMBIS CONFIDENTIAL – PROPRIETARY INFORMATION

Subcontract
Modification 0005

ACAMBIS SUBCONTRACT MODIFICATION

Subcontract Number: 200-2002-00012(CBL) (PO 28890)

Modification Number: 0005

Effective Date:	This Subcontract modification is effective as of the last signed date below.

Subcontractor:	Chesapeake Biological Laboratories, Inc.
1111 S. Paca Street
Baltimore, MD 21230-2591

Authority for, and type of, modification: Bilateral Supplemental Agreement

Description of Modification:

(a)	Establishes a new Government/Buyer Property Manager (Clause H.17)
(b)	Decreases the number of vaccine vials pulled for testing and retains (Vaccine SOW)
(c)	Adds Buyer-furnished property (Section J, Attachment H)

Total Change to Subcontract Amount: $0 (no cost modification)

Changes to Subcontract:

(a)	See attached Pages 2-8

RELEASE OF CLAIMS
In consideration of the modifications made herein, this Modification is in full settlement of any right the Subcontractor may have to any equitable adjustment(s) as the result of the changes herein. Except to the extent modified herein, the subcontract terms and conditions remain unchanged. This supplemental agreement constitutes the full agreement of the parties and supercedes any prior agreements with respect to the changes made herein.

ACAMBIS, INC.	CHESAPEAKE BIOLOGICAL LABORATORIES, INC

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ACAMBIS CONFIDENTIAL – PROPRIETARY INFORMATION

Subcontract
Modification 0005

Section H

Deletes: Section H.17 - Government Property / Buyer Furnished Property

Substitutes:

H. 17        GOVERNMENT PROPERTY/BUYER FURNISHED PROPERTY

A.	Government Property
Manufacturer shall be responsible for the control and accountable record keeping for all Government Property under this subcontract in accordance with FAR Subpart 45.5 as supplemented by HHS Publication (OS) 74.115 entitled “Contractor’s Guide for Control of Government Property,” a copy of which will be provided upon request. Similar controls and record keeping procedures shall be used for any Buyer-furnished equipment as well.

The Chief of Material Management Branch, PGO, Centers for Disease Control and Prevention (CDC), is the Government’s Property Administrator for government property accountable under this contract. The Buyer’s Property Administrator for any Government or Buyer-furnished property under this Subcontract is ************, Associate Director, Materials Management, 50 Shawmutt Road, Canton, MA, 02021, phone ************, fax 781-821-3627. The Manufacturer agrees to furnish information regarding the Government property (or any Buyer-furnished property) under this contract to the respective Property Administrator, an authorized representative, or a duly designated successor(s). Any inquiry from or information proposed to be furnished to the Government Property Administrator shall be promptly reported to Buyer’s Property Administrator before furnishing information to the Government representative.

The following Government property shall be furnished to the Manufacturer under this Subcontract. Such items shall be marked as U.S. Government Property, with the Subcontract # 200-2002-00012 (CBL), the Prime Contract #200-2000-00001 (Acambis Inc, Prime Contractor) (if not already so marked when received) and shall be managed and administered while in Subcontractor’s possession in accordance with the Government Property (Fixed Price Contracts) (Dec 1989) clause, FAR 52.245.2:

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The Manufacturer shall not be responsible for any loss, damage, or destruction of the above Government property (hereafter referred to as “loss”), except to the extent that such loss:

	(1)	has been insured by the Manufacturer, in which case, provision H.I2 shall apply, or
	(2)	such loss was the result of Manufacturer’s negligence or failure to store or manufacture such vaccine in accordance with Good Manufacturing Practices (GMP) and the applicable batch records and subcontract requirements.

B.	Buyer Furnished Property
Buyer has provided Manufacturer with the property listed in Section J, Attachment H to this Subcontract as Buyer-furnished property. Manufacturer shall manage and administer such property in accordance with the Government Property (Fixed Price Contracts) (Dec 1989) clause, FAR 52.245-2, as modified to properly reflect the parties to this Subcontract. Buyer shall either mark all Buyer-furnished property as property of Acambis Inc. provided under Subcontract 200-2002-00012(CBL) or provide labels to Manufacturer for Manufacturer to label Buyer-furnished property.

ACAMBIS CONFIDENTIAL – PROPRIETARY INFORMATION

Subcontract Modification 0005
Upon Subcontract completion and prior to final payment for Subcontract Items, Manufacturer shall return such Buyer-furnished property to the Buyer with the insurance and shipment charges (external costs) pre-paid and to be reimbursed by Acambis under this Subcontract.

Section J

Deletes: Section J, Attachment A (Modification 0001), Vaccine Statement of Work

Substitutes:

Section J, Attachment A (Modification 0002), Vaccine Statement of Work (Attached)

Deletes: Section J, Attachment H, Buyer Furnished Property

Substitutes: Section J, Attachment I (Modification 0001), Buyer Furnished Property (Attached)

ACAMBIS CONFIDENTIAL – PROPRIETARY INFORMATION

Subcontract
Modification 0005

Section J, Attachment A
Subcontract 200-2002-0012 (CBL)
Acambis Prime Contractor

Vaccine Statement of Work (Modification 0002)
Diluent Statement of Work (Modification 0001)
Agreement of Technical Responsibility (Modification 0001)

ACAMBIS CONFIDENTIAL – PROPRIETARY INFORMATION

Subcontract
Modification 0005

Section J, Attachment A
Statement of Work for ACAM 1000 & 2000 Vaccine-
Acambis Contract
(Modification 0002)
Subcontract 200-2002-00012 (CBL)

A.           CBL’s responsibilities as to the commercial manufacturing of the Product:

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B.            Acambis’s responsibilities as to the commercial manufacturing of the Product.

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ACAMBIS CONFIDENTIAL – PROPRIETARY INFORMATION

Subcontract Modification 0005
C.	Tables

Table A – In-Process Testing

Test Name	Testing Laboratory	Sample Requirement	Specification(s)	When Performed

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Table B – Final Container QC Tests and Certificate of Analysis

Test Name	Testing Laboratory	Sample Requirement	Storage Condition	Specification(s)

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ACAMBIS CONFIDENTIAL – PROPRIETARY INFORMATION

Subcontract
Modification 0005

Section J, Attachment H
Subcontract 200-2002-00012 (CBL)
Acambis Prime Contractor

Buyer-furnished Property
(Modification 0001)

A.   In accordance with Clause H.17, the Buyer has provided the following equipment (to be returned upon Subcontract completion) to the Manufacturer “as is” as Buyer-furnished property:

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B.   In accordance with Clause H.17, the Buyer has provided the following materials (to be consumed in performing the Subcontract) to the Manufacturer “as is” as Buyer-furnished property:

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